UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): January 8, 2015

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Today, Swift Energy Company (“Swift Energy” or the “Company”) reported that Bruce H. Vincent, 67, Swift Energy’s President, has announced his retirement effective February 15, 2015, along with his resignation as a member of the Swift Energy Board of Directors as of the same date. Additionally, the Company reported the appointment to the Company’s Board of Directors of Ron Saxton and William A. Bruckmann III as new independent directors. The press release containing these announcements is attached hereto as Exhibit 99.1.
Retirement of Bruce H. Vincent as Officer and Director
Mr. Vincent has been a member of Swift Energy management for 25 years, serving as President since November 2004 and as a member of the Board of Directors since May 2005. Terry Swift, Swift Energy’s Chief Executive Officer, will assume the role of President. Mr. Vincent confirmed to the Company that his resignation as a director was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
In connection with his retirement, Mr. Vincent and the Company entered into a Retirement and Release Agreement (the “Agreement”) under which Mr. Vincent is to receive $3,363,969.64 over a period ending November 15, 2017. The Agreement principally reflects the terms of an Employment Agreement with Mr. Vincent dated November 4, 2008, and a form of which has been in place since November 1995. Under the Agreement, Mr. Vincent will retain under their original terms all equity awards granted during his tenure at the Company. Additionally, Mr. Vincent will be eligible to continue to participate in the Company’s health insurance plans through April 2018 and the Company’s life insurance program through April 2017. The Agreement contains customary confidentiality, non-competition, and non-solicitation covenants, along with mutual releases and non-disparagement covenants.
The foregoing description of the Agreement is a summary only, qualified in its entirety by the Agreement to be filed as an exhibit to the Company’s Form 10-K for the period ended December 31, 2014.
Appointment of New Directors
The Company has appointed Ron Saxton and William A. Bruckmann III to serve on the Board of Directors, effective February 16, 2015. Mr. Saxton will serve for the remainder of Mr. Vincent's unexpired term ending at the 2016 annual meeting of shareholders. Mr. Bruckmann will fill the vacancy created by the addition of a new Class III directorship until the upcoming May 2015 annual meeting of shareholders, where it is expected that he will stand for re-election to that directorship for a two-year period, which is the remainder of the current term for Class III directors. Mr. Saxton is expected to serve on the Board's Corporate Governance and Compensation Committees, and Mr. Bruckmann on the Board's Audit and Corporate Governance Committees.
Information regarding each new director’s background and experience is included in the press release attached hereto as exhibit 99.1. The new directors will be compensated on the same basis as other directors, information for which is provided in the Company’s most recent proxy statement dated April 2, 2014 under “Compensation of Directors.”
Item 9.01.    Financial Statements and Exhibits
(d) Exhibit.
The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description

99.1	Press Release dated January 14, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 14, 2015

Swift Energy Company
By:	/s/ Terry E. Swift
Terry E. Swift Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 14, 2015

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